Exhibit 99.1
ASPREVA TO BE ACQUIRED BY GALENICA FOR US$915 MILLION
- All-Cash Transaction Valued at US$26.00 Per Share -
VICTORIA, BC, CANADA October 17th, 2007 — Aspreva Pharmaceuticals Corporation (NASDAQ: ASPV; TSX: ASV) today announced that it has entered into a combination agreement with Galenica Group (SWX: GALN) under which Galenica, through a wholly-owned Canadian subsidiary, will acquire all of Aspreva’s outstanding shares at a price of US$26.00 per share in cash. The total value of the transaction is approximately US$915 million.
This all-cash transaction for 100 per cent of the company’s shares represents a 16 per cent premium over Aspreva’s closing price on October 16th, 2007 and a 24 per cent premium over the 30-day average trading price of Aspreva shares.
Aspreva will host a conference call on October 18th, 2007, at 10:00 a.m. PST/ 1:00 p.m. EST to discuss the proposed acquisition.
The transaction was unanimously approved by Aspreva’s Board of Directors on October 17th, following receipt of the recommendation of a Special Committee of the Board. Aspreva’s Board has also resolved to recommend to shareholders that they vote in favor of the transaction. In determining to recommend the transaction to Aspreva shareholders, the Board of Directors considered a number of factors and received opinions from the company’s financial advisors, Lazard and Lehman Brothers Inc., to the effect, and subject to the assumptions and conditions set forth in such opinions, that the consideration to be received by the holders of Aspreva common shares in the transaction is fair to such holders from a financial point of view.
About The Transaction
The transaction will be carried out by way of a statutory plan of arrangement under Section 288 of the British Columbia Business Corporations Act, and must be approved by the applicable court and by 66 2/3 per cent of the votes cast by holders of Aspreva shares. The completion of the transaction is also subject to customary closing conditions, including regulatory approvals. The transaction is expected to close on January 3rd, 2008, shortly after receipt of shareholder and court approvals.
Details regarding these and other terms of the transaction are set out in the Combination Agreement, which will be filed by Aspreva on the Canadian SEDAR website at www.sedar.com and on the U.S. Securities and Exchange Commission’s website at www.sec.gov. Further information regarding the transaction will be contained in a proxy circular that Aspreva will mail to holders of common shares in connection with the special meeting of shareholders to be held to approve the transaction. It is expected that these materials will be mailed in November 2007 for a meeting to be held in December 2007. Once mailed, the proxy circular will be available at www.sedar.com and www.sec.gov. All shareholders are urged to read the proxy circular once it is available.
Shareholder Support Agreements

Aspreva’s directors and officers, as well as Aspreva’s largest shareholder, who collectively hold approximately 30 per cent of the outstanding common shares of Aspreva, have entered into agreements with Galenica to vote their shares in favor of the transaction, subject to their ability to withdraw such support in the event that the Combination Agreement is terminated, including where an unsolicited superior competing proposal is made by another bidder and accepted by Aspreva.
Financial and Legal Advisors
Lazard and Lehman Brothers Inc. are acting as financial advisors to Aspreva with respect to the arrangement. Aspreva’s Canadian legal advisors are McCarthy Tétrault LLP, its US legal advisors are Cooley Godward Kronish LLP and its corporate counsel Farris, Vaughan, Wills & Murphy LLP.
Conference Call
Aspreva will host a conference call on Thursday, October 19, 2007 at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time).
Dial-in information:
North America (toll free): 1-800-591-6942
International: 1-617-614-4909
Enter passcode: 42424615
The call will be available for replay until Thursday, October 26th, by calling 1-888-286-8010 (North America) or 1-617-801-6888 (International) and entering the pass code 63308627.
A live webcast will also be available to all interested parties on Aspreva’s website: www.aspreva.com. Please click on the “Webcasts and Events” link under the Investors section. A replay of the webcast will be available until January 19, 2008.
About Galenica
Galenica is a diversified Group active throughout the healthcare market which, among other things, develops, manufactures and markets pharmaceutical products, runs pharmacies, provides logistical services and access to databases and sets up networks. The Galenica Group enjoys a leading position in all its areas of activity – pharmaceutical manufacturing, pre-wholesaling, distribution, healthcare information and retailing. A large part of the Group’s income is generated by international operations. For more information please visit www.galenica.com
About Aspreva
Aspreva is a global pharmaceutical company focused on identifying, developing, and, upon approval, commercializing evidence-based medicines for patients living with less common diseases. Aspreva common stock is traded on the NASDAQ Global Select Market under the trading symbol ASPV and on the Toronto Stock Exchange under the trading symbol ASV. Learn more about the company at www.aspreva.com
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of applicable securities laws in Canada (collectively, “forward-looking statements”). The words “anticipates”, “believes”, “budgets”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “might”, “plans”, “projects”, “schedule”, “should”, “will”, “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this news release include, but are not limited to, statements about: the potential acquisition of Aspreva by

Galenica in an all cash transaction valued at USD$26.00 per outstanding share (the “Acquisition”); a special meeting of Aspreva’s shareholders to consider the Acquisition, currently scheduled for December 2007; and the approval of the Acquisition by Aspreva’s shareholders and the Canadian regulatory authorities.
With respect to the forward-looking statements contained in this news release, Aspreva has made numerous assumptions regarding, among other things: Galenica’s ability to finance the Acquisition valued at USD$26.00 per outstanding share; the ability of Aspreva and Galenica to satisfy all of the closing conditions to complete the Acquisition; Aspreva’s ability to protect its intellectual property rights and to not infringe on the intellectual property rights of others; and Aspreva’s ability to comply with applicable governmental regulations and standards. Readers are cautioned that the plans, intentions or expectations disclosed in any forward-looking statements and underlying assumptions may not be achieved and that they should not place undue reliance on any forward-looking statement. Actual results or events could differ materially from the plans, intentions, expectations, and assumptions expressed or implied in any forward-looking statements as a result of numerous risks, uncertainties and other factors, including those relating to: the possibility of not satisfying all of the closing conditions to complete the Acquisition; the possibility that Aspreva’s shareholders do not approve the Acquisition at the special meeting of shareholders; risks related to integration of acquisitions; difficulties or delays in obtaining regulatory approvals; competition from other pharmaceutical or biotechnology companies; economic and capital market conditions; and currency exchange rates.
For a more thorough discussion of the risks associated with Aspreva’s business, see the “Risk Factors” section in Aspreva’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the U.S. Securities and Exchange Commission at www.sec.gov and with securities regulatory authorities in Canada at www.sedar.com. Although we have attempted to identify important risks, uncertainties and other factors that could cause actual results or events to differ materially from those expressed or implied in the forward-looking statements, there may be other factors that cause actual results or events to differ from those expressed or implied in the forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and Aspreva undertakes no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise after the date hereof.
For Further Information please contact:
Sage J. Baker
Vice President, IR & Corporate Communications
Aspreva Pharmaceuticals
+1 250-708-4270
sbaker@aspreva.com